SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

American HomePatient, Inc.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018

Dear Stockholder:

     You are cordially invited to attend the 2004 annual meeting of stockholders of American HomePatient, Inc. (the “Company”), to be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Wednesday, June 2, 2004, at 9:00 a.m. (Central Daylight Time).

     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and stockholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign, date and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation as provided herein. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

Marilyn A. O’Hara
Executive Vice President, Chief Financial
Officer and Secretary

Brentwood, Tennessee
April 23, 2004

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of American HomePatient, Inc.:

     The annual meeting of stockholders of American HomePatient, Inc., a Delaware corporation (“American HomePatient” or the “Company”), will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Wednesday, June 2, 2004, at 9:00 a.m. (Central Daylight Time) for the following purposes:

     (1) To re-elect two (2) Class 1 directors, to hold office for three (3) year terms and until their successors have been duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about April 23, 2004. Only stockholders of record at the close of business on April 12, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. The Company’s board of directors urges all stockholders of record to exercise their right to vote at the annual meeting of stockholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.

     Your representation at the annual meeting of stockholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors,

Marilyn A. O’Hara
Executive Vice President, Chief Financial
Officer and Secretary

Brentwood, Tennessee
April 23, 2004

 i

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018

PROXY STATEMENT

     The board of directors is soliciting proxies for this year’s annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.

     The board has set April 12, 2004 as the record date for the meeting. Stockholders who owned American HomePatient, Inc. common stock on that date are entitled to receive notice of and vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. On the record date there were 16,377,389 shares of American HomePatient common stock outstanding.

     This proxy statement and enclosed proxy were initially mailed or delivered to stockholders on or about April 23, 2004. The Company’s Annual Report for the fiscal year ended December 31, 2003 is being concurrently mailed or delivered with this proxy statement to stockholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material.

     Why am I receiving this proxy statement and proxy form?

     You are receiving this proxy statement and proxy form because you own shares of American HomePatient common stock. This proxy statement describes issues on which you are entitled to vote.

     When you sign the proxy form you appoint Marilyn O’Hara, the Company’s Executive Vice President, Chief Financial Officer and Secretary, as your representative at the meeting. Ms. O’Hara will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.

     If your shares are not voted in person, they cannot be voted on your behalf unless you provide the Secretary of the Company with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.

     Who is soliciting my proxy and who is paying the cost of the solicitation?

     The Company’s board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2004 annual meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile, or in person. The Company will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of American HomePatient common stock.

     What am I voting on?

     At the annual meeting you will be asked to vote on the election of two “Class 1” directors to serve a three year term on the Company’s board of directors.

     Who is entitled to vote?

     Only stockholders who owned American HomePatient, Inc. common stock as of the close of business on the record date, April 12, 2004, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.

     How do I vote?

     You may vote your shares either in person at the annual meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” stockholders, that is, those stockholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting in certain circumstances if you did not receive a proxy form directly.

     Can I change my vote after I return my proxy form?

     Yes.

     You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the Secretary of the Company, either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the Secretary of the Company that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Secretary of the Company at or prior to the annual meeting.

     What is the board’s recommendation and how will my shares be voted?

     The board recommends a vote FOR the re-election of the nominated “Class 1” directors listed in this proxy statement. If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, Ms. O’Hara, as the person named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Ms. O’Hara will vote as recommended by the board of directors. If the board does not give a recommendation, Ms. O’Hara will have discretion to vote as she thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.

     Will my shares be voted if I do not sign and return my proxy form?

     If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.

     How many votes are needed to hold the annual meeting?

     The Company had a total of 16,377,389 shares of outstanding common stock as of the record date for the annual meeting. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a stockholder is present and votes in person at the meeting; (b) a stockholder has properly submitted a proxy form, even if the stockholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

     What vote is required to elect directors?

     The nominees for director that receive the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Any other matters that may be properly submitted to the stockholders will be approved by the affirmative vote of a majority of votes cast of the shares of common stock represented by proxy and entitled to vote at the annual meeting.

     Can I vote on other matters or submit a proposal to be considered at the meeting?

     The Company has not received timely notice of any stockholder proposals to be considered at the annual meeting, and stockholders may submit matters for a vote only in accordance with the Company’s bylaws. The board of directors does not presently know of any other matters to be brought before the annual meeting.

     For stockholders seeking to include proposals in the proxy materials for the 2005 annual meeting, the proposing stockholder or stockholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the Company no later than December 24, 2004. For stockholders seeking to present a proposal at the 2005 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal must be received by the Company no later than March 9, 2005.

     Are there any dissenters’ rights or appraisal rights with respect to any of proposals described in this proxy statement?

     There are no appraisal or similar rights of dissenters respecting the matters to be voted upon.

     How do I communicate with directors?

     Stockholders may send communications to the board or any of the directors by sending such communication addressed to the board of directors or any individual director c/o American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     How much stock do the Company’s directors, executive officers, and principle stockholders own?

     As of April 12, 2004, there were 16,377,389 shares of common stock issued and outstanding. The following table shows, as of April 12, 2004, the amount of American HomePatient common stock beneficially owned (unless otherwise indicated) by: (a) each director and the director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation,” below); (c) all of the Company’s directors and Named Executive Officers as a group; and (d) all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of American HomePatient common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. Except as otherwise noted, the address for all of the persons listed below is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.

	Number of Shares	Percentage
Name	Beneficially Owned	of Total Shares
Loeb Partners Corporation (1)	1,489,100	9.1
61 Broadway New York, New York 10006

Putnam Investments, LLC (2)	1,125,100	6.9
One Post Office Square Boston, Massachusetts 02109

Mellon Financial Corporation (3)	1,056,746	6.5
One Mellon Center Pittsburgh, Pennsylvania 15258

Joseph F. Furlong, III (4)	1,053,417	6.1

Marilyn A. O’Hara (5)	416,750	2.5

Thomas E. Mills (6)	425,000	2.5

Henry T. Blackstock (7)	90,000	*

Donald R. Millard (8)	80,000	*

W. Wayne Woody (9)	50,000	*

All Directors and named executive officers as a group (6 persons) (10)	2,115,167	11.7

*	Indicates less than 1% ownership.

(1)	Ownership information included in the table is based on a Schedule 13 D/A filed on June 27, 2003 by Loeb Partners Corporation, claiming shared dispositive power of 1,489,100 shares directly and through its affiliates, of which 58,074 shares are held for the accounts of two customers of Loeb Partners Corporation as to which it has investment discretion.

(2)	Ownership information included in the table is based on a Schedule 13 G/A filed on February 14, 2003 by Putnam Investments, LLC, claiming shared dispositive power of 1,125,100 shares directly and through its subsidiary, as well as shared voting power of 681,200 shares held by its institutional clients.

(3)	Ownership information included in the table is based on a Schedule 13 G filed on February 3, 2004 by Mellon Financial Corporation, claiming sole voting and dispositive power of 1,056,746 shares through its affiliate.

(4)	The amount shown includes shares purchasable upon exercise of options issued under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan (the “1991 Plan”): 15,000 shares purchasable upon exercise of options at $10.04 per-share; 7,500 shares purchasable upon exercise of options at $16.50 per-share; 300,000 shares purchasable upon exercise of options at $2.125 per-share; 200,000 shares purchasable upon exercise of options at $0.56 per-share; 150,000 shares purchasable upon exercise of options at $0.17 per-share; and 100,000 shares purchasable upon exercise of options at $1.80 per-share. The amount also includes shares purchasable upon exercise of options issued under the American HomePatient, Inc. 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”): 3,000 shares at a $19.67 per-share exercise price; 3,000 shares at a $26.25 per-share exercise price; 3,000 shares at a $21.06 per-share exercise price; 3,000 shares at a $1.69 per-share exercise price; 3,000 shares at a $0.53 per-share exercise price; 50,000 shares at a $0.30 per-share exercise price; 5,000 shares at a $0.22 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; and 10,000 shares at a $1.29 per-share exercise price. The amount also includes 294 shares owned by the daughter of Mr. Furlong of which Mr. Furlong disclaims beneficial ownership.

(5)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 35,000 shares at a $2.125 per-share exercise price; 50,000 shares at a $0.56 per-share exercise price; 150,000 shares at a $0.17 per-share exercise price; 26,250 shares at a $0.80 per-share exercise price; and 50,000 shares at a $1.80 per-share exercise price.

(6)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 70,000 shares at a $2.125 per-share exercise price; 50,000 shares at a $0.56 per-share exercise price; 150,000 shares at a $0.17 per-share exercise price; and 50,000 shares at a $1.80 per-share exercise price.

(7)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 3,000 shares at a $19.67 per-share exercise price; 3,000 shares at a $26.25 per-share exercise price; 3,000 shares at a $21.06 per-share exercise price; 3,000 shares at a $1.69 per-share exercise price; 3,000 shares at a $0.53 per-share exercise price; 50,000 shares at a $0.30 per-share exercise price; 5,000 shares at a $0.22 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; and 10,000 shares at a $1.29 per-share exercise price.

(8)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares at a $0.20 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; and 10,000 shares at a $1.29 per-share exercise price.

(9)	The amount shown includes 50,000 shares purchasable at a $1.38 per-share exercise price upon exercise of options issued under the 1995 Plan.

(10)	The amount shown includes 1,404,000 shares purchasable upon exercise of options issued under the 1991 Plan and 300,000 shares purchasable upon exercise of options issued under the 1995 Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

     How many directors are nominated?

     The Company’s charter provides that the number of directors to be elected by the stockholders shall be established by the board of directors from time to time. The number of directors is currently set at four.

     The charter requires that the Company’s board of directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. The sole Class 2 director is currently serving until the 2005 annual meeting, the sole Class 3 director is currently serving until the 2006 annual meeting and the Class 1 directors, if re-elected, will serve until the 2007 annual meeting. At each annual meeting of stockholders, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified. The Class 1 director nominees were nominated by the Company’s nominating and corporate governance committee.

     What happens if a nominee refuses or is unable to stand for election?

     The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The board presently has no knowledge that any of the nominees will refuse, or be unable, to serve.

     Must director nominees attend our annual meeting?

     It is the Company’s policy that all of its directors attend the annual meeting. All directors attended the 2003 annual meeting of stockholders.

     Who are the board nominees?

     Information regarding the Class 1 director nominees is provided below, including name, age, year first elected as a director of American HomePatient, and principal occupation during the past five years. The Class 1 director nominees are presently directors of the Company whose terms expire at the 2004 annual meeting of stockholders. If re-elected, the Class 1 director nominees will continue in office until the 2007 annual meeting of stockholders, or until the election and qualification of their respective successors in office.

		Director
Name of Nominee	Age	Since	Principal Occupation Last Five Years
Henry T. Blackstock	60	1991	Mr. Blackstock has served as vice president, chief economist, and chief investment strategist for SouthTrust Bank since January 1999. He was chairman and chief executive officer of Tucker Management Group, a hedge fund management firm, from July 1989 to January 1999.

W. Wayne Woody	62	2004	From 2000 to 2001, Mr. Woody served as the interim chief financial officer for Legacy Investment Group, a boutique investment firm. Mr. Woody was employed by KPMG LLP and predecessor firms Peat Marwick Mitchell & Co. and Peat Marwick Main from 1968 until his retirement in 1999. Mr. Woody serves as a director of Coast Dental Services, Inc., a provider of comprehensive business services and support to general dentistry practices. Mr. Woody also serves as a director of Wells Real Estate Investment Trust, Inc., a real estate investment management firm.

     Who are the continuing directors?

     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office. The term of Mr. Furlong, the sole Class 2 director, will expire at the 2005 annual meeting of stockholders and the term of Mr. Millard, the sole Class 3 director, will expire at the 2006 annual meeting of stockholders. The following table contains biographical information of the continuing directors.

		Director
Name of Director	Age	Since	Principal Occupation Last Five Years
Joseph F. Furlong, III	55	1994	Mr. Furlong has served as the Company’s President and Chief Executive Officer since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long term care company, from March 2001 until March 2002.

Donald R. Millard	56	2000	Mr. Millard served as executive vice president and chief operating officer of AGCO, a global designer, manufacturer and distributor of agricultural equipment, from June 2002 through February 2004. Mr. Millard served as senior vice president and chief financial officer of AGCO from October 2000 through June 2002. Mr. Millard served as president, chief executive officer and as a director of Matria Healthcare, Inc., a provider of obstetrical home care and maternity management services, from October 1997 to October 2000, and as its chief financial officer from October 1997 to October 1999. Mr. Millard has served as a director for Coast Dental Services, Inc., a provider of comprehensive business services and support to general dentistry practices, since February 1997.

     Is the board independent?

     Three of the Company’s current four directors are independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.

     What committees has the board established?

     The board of directors has established a nominating and corporate governance committee, an audit committee, and a compensation committee.

     Nominating and Corporate Governance Committee. The nominating and corporate governance committee presently is composed of three directors: Mr. Millard (the chairman of the committee), Mr. Blackstock, and, effective in 2004, Mr. Woody. Each of the members of the nominating and corporate governance committee is independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). There were no meetings of the nominating and corporate governance committee during 2003. Instead, these duties were fulfilled by the board through its non-management directors acting in executive sessions. In this capacity, the directors in late 2003 considered expanding the board, analyzed and interviewed potential candidates, and asked Mr. Woody to join the board. Mr. Woody accepted and joined the board and each of the board committees in 2004. The nominating and corporate governance committee has adopted a written charter, a copy of which is attached to this proxy statement as Appendix A.

     The nominating and corporate governance committee believes that any nominee that it recommends for a position on the Company’s board of directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s stockholders. The nominating and corporate governance committee’s assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and skills such as understanding of home health care, health care background and regulations and the perceived needs of the board at that point in time. The board may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the board will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.

     The nominating and corporate governance committee will review and evaluate the qualifications of any director candidates who have been recommended by stockholders of the Company in compliance with policies described above. Any stockholder submitting a recommendation for a director candidate must submit it to the Secretary at the Company’s corporate headquarters not later than the 120th calendar day before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. The Secretary of the Company will forward all recommendations to the nominating and corporate governance committee. The stockholder’s recommendation must include information about the stockholder making the recommendation and about the proposed director candidate. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.

     The Company does not pay a fee to any third party to help it in identifying or evaluating potential nominees, though the nominating and corporate governance committee, pursuant to its charter, has the ability to engage such third parties.

     Audit Committee. The Company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent auditors. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission (the “SEC”) and the annual report to the stockholders. The audit committee presently is composed of three directors: Mr. Blackstock (the chairman of the committee), Mr. Millard, and, effective in 2004, Mr. Woody. The board of directors, in its business judgment, has determined that all members of the audit committee are independent directors and are qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under Nasdaq’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The board determined that Mr. Millard qualifies as an “audit committee financial expert” as described in Nasdaq Rule 4350(d)(2)(A) and, upon his election, Mr. Woody was determined by the board to qualify as the audit committee financial expert. There were four meetings of the audit committee during 2003. The audit committee has adopted a written charter, a copy of which is attached as Appendix B to this proxy statement.

     Compensation Committee. The compensation committee presently is composed of three directors: Mr. Blackstock (the chairman of the committee), Mr. Millard, and, effective in 2004, Mr. Woody. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. During 2003, the compensation committee held one meeting.

     How often did the board of directors meet during 2003?

     During fiscal 2003, the board of directors held five meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.

     How are directors compensated?

     In late 2003, the Company modified its director compensation program in light of increasing demands on public company directors and the need to attract and retain qualified directors. The Company pays directors who are not its officers or employees (currently Mr. Blackstock, Mr. Millard, and Mr. Woody) an annual fee of $30,000. In addition, the chairman of the audit committee receives an annual fee of $8,000, and the chairmen of each of the compensation committee and the nominating and corporate governance committee receive an annual fee of $5,000. The Company pays no fees for attendance at board or committee meetings.

In addition, the Company reimburses all directors for actual expenses incurred in connection with attendance at board or committee meetings.

     In 1995, the Company adopted the American HomePatient, Inc. 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”). Under the 1995 Plan each director initially receives an option to acquire 50,000 shares of common stock upon joining the board, and each director receives an option to acquire 10,000 shares of common stock on December 31 of each year following the year such director was first elected to the board, so long as he served as a director for at least six (6) months during that year. The per-share exercise price of the options equals the closing market price of the common stock on the day immediately before the date of grant.

     What is the board’s recommendation with respect to the re-election of the Class 1 Directors?

     The board unanimously recommends a vote “FOR” the nominees listed above.

EXECUTIVE OFFICERS

     Who are the Company’s executive officers?

     The following table sets forth certain information concerning the executive officers of the Company as of April 12, 2004.

Name of Officer	Age	Officer Since	Position with the Company
Joseph F. Furlong, III	55	1998	Mr. Furlong has served as a Director of the Company since 1994, and as its President and Chief Executive Officer since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long term care company, from March 2001 until March 2002.

Marilyn A. O’Hara	58	1999	Ms. O’Hara has been the Company’s Executive Vice President, Chief Financial Officer and Secretary since January 1999. Ms. O’Hara was chief financial officer for U.S. Laboratory Corp., a clinical laboratory, from May 1996 to December 1998.

Thomas E. Mills	49	1998	Mr. Mills rejoined the Company as Executive Vice President and Chief Operating Officer in November 1998. Mr. Mills served as president of Mills and Associates, a consulting company from December 1997 to November 1998.

EXECUTIVE COMPENSATION

     The following section describes the compensation that the Company pays its chief executive officer and the persons who, at December 31, 2003, were the other two most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”). This section includes:

•	a report of the Company’s compensation committee on executive compensation;

•	a detailed table showing compensation of the Named Executive Officers for the last three years; and

•	information about stock options and other benefits.

     How much compensation did the Company pay the Named Executive Officers during 2003?

     The following table sets forth the compensation for the services in all capacities to the Company for the three fiscal years ended December 31, 2003, of the Named Executive Officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards			Payouts
				Other	Restricted	Securities
Name and Principal				Annual	Stock	Underlying		LTIP	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)	Awards($)	Options/SARs(#)		Payouts ($)	Compensation($)
Joseph F. Furlong, III,	2003	485,000	679,000	—	—	10,000	(1)	—	606	(2)
President and	2002	485,000	388,000	—	—	5,000	(1)	—	2,750	(2)
Chief Executive Officer	2001	465,000	465,000	—	—	5,000	(1)	—	2,625	(2)

Marilyn A. O’Hara, Executive Vice President,	2003	250,000	200,000	—	—	—		—	1,498	(2)
Chief Financial Officer	2002	250,000	100,000	—	—	—		—	1,544	(2)
and Secretary	2001	210,000	105,000	—	—	35,000	(3)	—	975	(2)

Thomas E. Mills,	2003	250,000	200,000	—	—	—		—	1,498	(2)
Executive Vice President	2002	250,000	100,000	—	—	—		—	646	(2)
and Chief Operating Officer	2001	240,000	120,000	—	—	—		—	1,291	(2)

(1)	Granted under the 1995 Plan for service as a director.

(2)	Matching contributions under the Company’s 401(k) plan.

(3)	Granted under the 1991 Plan.

     How many options did the Company issue to the Named Executive Officers in 2003 and under what terms?

     In 2003, the Company did not grant any options to purchase common stock to employees under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan (the “1991 Plan”). In 2003, the Company granted options to purchase a total of 30,000 shares of common stock under the 1995 Plan to the Company’s directors. The Company grants no stock appreciation rights. Mr. Furlong’s option to acquire 10,000 shares of common stock was granted automatically on December 31, 2003 under the 1995 Plan. The dollar amounts appearing in this table’s last two columns are the result of calculations at the 5% and 10% rates as required by the SEC. These amounts are not intended to forecast possible future appreciation, if any, of the Company’s common stock price.

Option/SAR Grants in Last Fiscal Year

Potential Realizable
Value at Assumed
Annual Rate of Stock
Price Appreciation for
	Individual Grants				Option Term
	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/SH)	Date	5% ($)	10% ($)
Joseph F. Furlong, III	10,000	100%	1.29	12/31/2013	8,113	20,559
Marilyn A. O’Hara	—	—	—	—	—	—
Thomas E. Mills	—	—	—	—	—	—

     How many stock options did the Named Executive Officers exercise in 2003 and what was the value of those stock options?

     The table below provides information as to the exercise of options by the Named Executive Officers during the fiscal year 2003 under the option plans and the year-end value of unexercised options. There were no exercises of Company stock options in 2003 by the Named Executive Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

	Number of
	Securities		Number of Underlying		Value of Unexercised In-the-
	Underlying		Unexercised Options/SARs At		Money Option//SARs at Fiscal
	Options	Value	Fiscal Year-End		Year-end($)(1)
Name	Exercised(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph F. Furlong, III	-0-	$-0-	762,500	-0-	$362,810	$-0-
Marilyn A. O’Hara	-0-	-0-	261,250	8,750	208,313	3,938
Thomas E. Mills	-0-	-0-	270,000	-0-	196,500	-0-

(1) Options are classified as “in-the-money” if the market value of the underlying common stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $1.25, the per-share market value of the underlying common stock as of December 31, 2003. Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of options will be based on the per-share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

     What equity compensation plans does the Company have in place?

     The following table provides information about the Company’s equity compensation plans in effect at December 31, 2003, aggregated for two categories of plans: those approved by stockholders and those not approved by stockholders.

     The Company has two equity compensation plans: the 1991 Plan and the 1995 Plan. The 1991 Plan was originally approved by the board in 1991 to provide additional incentives to the Company’s key employees and directors. As of December 31, 2003, there were 4,500,000 shares authorized under the 1991 Plan, of which options to purchase 2,393,738 shares were issued and outstanding, leaving 2,106,262 shares available for issuance. The 1995 Plan was originally approved by the board in 1995 to provide additional incentives to directors. As of December 31, 2003, there were 600,000 shares authorized under the 1995 Plan, of which options to purchase 300,000 shares were issued and outstanding, leaving 300,000 shares available for issuance.

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	2,693,738	$5.16	2,406,262

Total	2,693,738	$5.16	2,406,262

     Is the Company a party to any key employment agreements or advisor agreements?

     Yes.

     Joseph F. Furlong, III

     Mr. Furlong assumed the positions of President and Chief Executive Officer of the Company on November 6, 1998. The Company entered into an Employment Agreement with Mr. Furlong, effective as of December 1, 2000, that replaced Mr. Furlong’s prior employment agreement with the Company. The Employment Agreement provides for an annual base salary of $420,000, subject to adjustment by the Board of Directors. For fiscal year 2003, Mr. Furlong’s annual base salary was $485,000.

     The Company can terminate the Employment Agreement at any time without stated cause. In such event, or if Mr. Furlong is terminated pursuant to a constructive discharge, he will receive a lump sum severance payment in an amount equal to the following: (i) three hundred percent (300%) of his base salary; plus (ii) three hundred percent (300%) of the greater of his annual bonus he received for performance during the Company’s immediately preceding fiscal year, or the current bonus target in effect at the time of such termination. Furthermore, in the event of such a termination, all options granted to Mr. Furlong will be deemed vested and will remain exercisable for the remainder of their stated term.

     In the event there is a change of control and, within twelve (12) months following such event, the Company terminates Mr. Furlong or Mr. Furlong resigns, he will be entitled to lump sum payments equal to the following: (i) a severance payment equal to one hundred fifty percent (150%) of the sum of his base salary plus the greater of his performance bonus for the preceding fiscal year or the current target bonus; (ii) a retention bonus equal to fifty percent (50%) of the sum of his base salary and the greater of his most recent performance bonus or the current target bonus; and (iii) a non-compete and non-solicitation payment equal to one hundred percent (100%) of the sum of his base salary and the greater of his most recent performance bonus or the current target bonus. Furthermore, in the event of such a termination, Mr. Furlong will be entitled to continuation of his benefits for twenty-four (24) months.

     The Company may also terminate the Employment Agreement at any time upon written notice for cause, which is defined as Mr. Furlong’s serious misconduct with respect to his duties under the Employment Agreement that result in material economic damage to the Company. Unless Mr. Furlong is terminated without cause or due to a constructive discharge, he is prohibited from competing with the Company for one (1) year following such termination.

     Marilyn A. O’Hara

     Under the terms of Ms. O’Hara’s Amended and Restated Employment Agreement, she receives an annual base salary of $210,000, subject to adjustment by the Board of Directors. For fiscal year 2003, Ms. O’Hara’s annual base salary was $250,000.

     The Company can terminate the Employment Agreement at any time without stated cause. In such event, Ms. O’Hara will receive a lump sum severance payment in an amount equal to the following: (i) her annual base salary as in effect at the time of termination; plus (ii) the annual incentive compensation Ms. O’Hara received for performance during the Company’s immediately preceding fiscal year, multiplied by a fraction, the numerator of which is the total number of full calendar months during which Ms. O’Hara was employed by the Company during the Company’s current fiscal year prior to termination and the denominator of which is twelve (12). Additionally, the Company will continue certain of Ms. O’Hara’s employee benefits for a maximum of one (1) year.

     In the event there is a change in control and the Company terminates Ms. O’Hara’s employment within twelve (12) months following such change in control or Ms. O’Hara terminates her employment within twelve (12) months following a change in control by reason of relocation or changed job title or function, Ms. O’Hara will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) her monthly base salary as in effect at the time of such termination multiplied by twenty-four (24); plus (ii) an amount equal to two (2) times the greater of (x) the incentive compensation Ms. O’Hara received for performance in the immediately preceding fiscal year and (y) the current incentive compensation target in effect for Ms. O’Hara at the time of such termination. Additionally, the Company will continue certain of Ms. O’Hara’s employee benefits for twenty-four (24) months. Whether or not Ms. O’Hara’s employment is terminated, upon a change of control, any stock options granted to Ms. O’Hara will be fully vested, subject to the terms of the governing stock option plan.

     Ms. O’Hara can terminate the Employment Agreement without cause at any time upon thirty (30) days written notice to the Company and upon fifteen (15) days written notice and right to cure in the event the Company willfully breaches any material terms of the Employment Agreement. The Company may also terminate the Employment Agreement at any time upon written notice for cause, which is defined as: (i) insubordination, malfeasance, misconduct; (ii) charge or conviction of a felony or of a misdemeanor involving moral turpitude; (iii) the inability of Ms. O’Hara to perform her duties under the Employment Agreement for a period of thirty (30) consecutive days (or sixty (60) total days in any ninety (90) consecutive day period) by reason of illness or mental or physical disability; (iv) death; and (v) other circumstances deemed by the Company to be materially detrimental to the Company.

     Upon termination of employment, Ms. O’Hara is prohibited from competing with the Company for one (1) year.

     Thomas E. Mills

     On January 1, 2001, the Company entered into an Employment Agreement with Thomas E. Mills. Under the terms of Mr. Mills’ Employment Agreement, he receives an annual base salary of $240,000, subject to adjustment by the Board of Directors. For fiscal year 2003, Mr. Mills’ annual base salary was $250,000.

     The Company can terminate the Employment Agreement at any time without stated cause. In such event, Mr. Mills will receive a lump sum severance payment in an amount equal to the sum of: (i) his annual base salary plus his annual automobile allowance, as in effect at the time of termination; plus (ii) the annual incentive compensation Mr. Mills received for performance during the Company’s immediately preceding fiscal year, multiplied by a fraction, the numerator of which is the total number of full calendar months during which Mr. Mills was employed by the Company during the Company’s current fiscal year prior to termination and the denominator of which is twelve (12). Additionally, the Company will continue certain of Mr. Mills’ employee benefits for a maximum of one (1) year.

     In the event there is a change in control and the Company terminates Mr. Mills’ employment within twelve (12) months following such change in control or Mr. Mills terminates his employment within twelve (12) months following a change in control by reason of relocation or changed job title or function, Mr. Mills will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) his monthly base salary plus his monthly automobile allowance, as in effect at the time of such termination multiplied by twenty-four (24); plus (ii) an amount equal to two (2) times the greater of (x) the incentive compensation Mr. Mills received for performance during the Company’s immediately preceding fiscal year and (y) the current incentive compensation target in effect for Mr. Mills at the time of such termination. Additionally, the Company will continue certain of Mr. Mills’ employee benefits for twenty-four (24) months. Whether or not Mr. Mills’ employment is terminated, upon a change of control, any stock options granted to Mr. Mills will be fully vested, subject to the terms of the governing stock option plan.

     Mr. Mills can terminate the Employment Agreement without cause at any time upon thirty (30) days written notice to the Company and upon fifteen (15) days written notice and right to cure in the event the Company willfully breaches any material terms of the Employment Agreement. The Company may also terminate the Employment Agreement at any time upon written notice for cause, which is defined as: (i) gross insubordination, gross malfeasance, gross misconduct; (ii) charge or conviction of a felony or of a misdemeanor involving moral turpitude; (iii) the inability of Mr. Mills to perform his duties under the Employment Agreement for a period of thirty (30) consecutive days (or sixty (60) total days in any ninety (90) consecutive day period) by reason of illness or mental or physical disability; and (iv) death.

     Upon termination of employment, Mr. Mills is prohibited from competing with the Company for one (1) year.

     Does the Company have a code of ethics for executive officers?

     The Company has a code of ethics for our executive officers, a copy of which can be provided to any person without charge, upon written request. Any such request should be addressed to: American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018, Attention: Corporate Secretary.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company’s senior executives are made by the compensation committee of the Company’s board of directors. Each member of the compensation committee is a non-employee director. It is the responsibility of the compensation committee to assure the board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company’s stockholders and the Company. Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by Mr. Blackstock, Mr. Millard, and Mr. Woody in their capacity as the compensation committee.

     What is the compensation policy of the compensation committee?

     The Company believes that the executive compensation program should align the interests of stockholders and executives. The Company’s primary objective is to provide high quality patient care while maximizing stockholder value. The compensation committee seeks to forge a strong link between the Company’s strategic business goals and its compensation goals. Additionally, the Company has sought to stabilize the Company’s management personnel during the course of the Company’s bankruptcy proceedings.

     The Company’s executive compensation program is consistent with the Company’s overall philosophy for all management levels. The Company believes that the more employees are aligned with the Company’s strategic objectives, as stated below, the greater the Company’s success on both a short-term and long-term basis.

     How are the Company’s executive officers compensated?

     The Company’s executive compensation program has been designed to support the overall Company strategy and objective of creating stockholder value by:

•	Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”

•	Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

•	Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.

     The Company’s strategic goals are:

•	Profitability: To maximize financial returns to its stockholders, in the context of providing high quality service.

•	Quality: To achieve leadership in the provision of relevant and high quality health services.

•	Stability: To be seen as a desirable employer and a responsible corporate citizen.

     The Company’s executive compensation program is composed of three components: base salary, annual cash incentive (i.e., bonus) and long-term incentive opportunity through nonqualified stock options. When the Company or the individual business units meet or exceed their respective annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are intended to be market competitive with similar U.S. public health care companies having similar revenues.

     Base Salary

     The base salaries of the Company’s executives are listed in the Summary Compensation Table in this proxy statement and are evaluated annually. In evaluating appropriate pay levels and salary increases for Company executives, the compensation committee considers achievement of the Company’s strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the compensation committee seeks to conform base salaries for all executive officers to the market rate, as determined from information gathered by the Company from an independent compensation consulting firm and other outside sources.

     Annual Incentives

     Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive’s area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. Generally, Company executives may earn a bonus equal to between 70% and 100% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company of its financial targets. At the end of each fiscal year, the compensation committee evaluates performance in light of these goals on an arithmetic scale with pre-established weighting, and has the discretion to adjust these calculations if circumstances warrant.

     Long-Term Incentives

     The Company’s long-term incentive compensation program has historically consisted of nonqualified stock options, which are related to improvement in long-term stockholder value. Stock option grants provide an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit the Company and long-term stockholders.

     The option grants to executive officers offer the right to purchase shares of common stock at their fair market value on the date of the grant. These options will have value only if the Company’s stock price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the

Company. Because the board of directors sought to stabilize the Company’s management personnel during the course of the Company’s bankruptcy proceedings, the compensation committee elected to forego awarding stock option grants during fiscal year 2003 and, instead, compensate the Company’s management personnel with base salary and bonus awards. As the Company has now emerged from bankruptcy protection, the compensation committee has authorized certain stock option grants in fiscal year 2004, and the compensation committee anticipates the continued use of stock option awards as incentives for the Company’s management personnel.

     During 2003, what was the compensation paid to the Company’s chief executive officer?

     SEC regulations require corporate compensation committees to disclose the bases for the compensation of a corporation’s chief executive officer relative to such corporation’s performance.

     Mr. Furlong is the Company’s Chief Executive Officer. Pursuant to the terms of his Employment Agreement, Mr. Furlong does not receive the same employee benefits as other senior executive officers of the Company. Mr. Furlong receives a base salary of $485,000 per year in compensation for his services pursuant to his Employment Agreement. The Employment Agreement also provides for an annual incentive bonus of up to 100% of his annual base salary based upon the Company’s operational and financial performance measured against agreed upon goals and objectives. During 2003, the Company met or exceeded the goals established for Mr. Furlong. Because of Mr. Furlong’s success in achieving those goals, together with his work in assisting in the successful emergence of the Company from its bankruptcy proceedings, the compensation committee awarded Mr. Furlong a bonus of $679,000 for fiscal year 2003.

     Does the Company anticipate special tax consequences resulting from paying any of its executive officers in excess of $1,000,000?

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based. Neither base salary nor the cash bonuses paid by the Company in 2003 qualified as performance-based compensation under Section 162(m). It is the policy of the compensation committee periodically to review and consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. However, the compensation committee retains the ability to evaluate the performance of the Company’s executives, including the Chief Executive Officer, and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law. An immaterial portion of the Company’s executive compensation did not satisfy the requirements for deductibility under Internal Revenue Code Section 162(m) in fiscal year 2003.

     Who are the members of the compensation committee?

     The compensation committee consists of Mr. Blackstock, Mr. Millard, and, effective in 2004, Mr. Woody.

     What is the purpose of this compensation committee report?

     The above compensation committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of American HomePatient.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Compensation Committee is currently composed of Mr. Blackstock, Mr. Millard, and Mr. Woody. No member of the Compensation Committee is or has been an employee of the Company. No interlocking relationship exists between the members of the Company’s board of directors or compensation committee and the board of directors or compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Has the Company entered into any arrangements with affiliated parties?

     The Company has not entered into any arrangements with affiliated parties.

     Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?

     The Company has a policy that any transactions between the Company and its officers, directors and affiliates will be on terms as favorable to the Company as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the board.

AUDIT COMMITTEE REPORT

     The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of American HomePatient. Among other things, the audit committee reviews and discusses with management and with American HomePatient’s outside auditors the results of the year-end audit of American HomePatient, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors and are qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the Nasdaq listing standards. The board has adopted a written charter of the audit committee, a copy of which is attached as Appendix B to this proxy statement.

     As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In connection with its review of American HomePatient’s audited financial statements for the fiscal year ended December 31, 2003, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from KPMG LLP (“KPMG”) required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and discussed with KPMG their independence from American HomePatient. The audit committee has determined that the provision of non-audit services rendered by KPMG to American HomePatient is compatible with maintaining the independence of KPMG from American HomePatient, but the audit committee will periodically review the non-audit services rendered by KPMG.

     Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to American HomePatient’s board of directors that the audited financial statements be included in American HomePatient’s annual report on Form 10-K for its fiscal year ended December 31, 2003, for filing with the SEC.

     Who are the members of the audit committee?

     The members of the audit committee are Mr. Blackstock, Mr. Millard, and, effective in 2004, Mr. Woody.

COMPANY PERFORMANCE

     How has the Company’s stock performed in comparison to NASDAQ Market (U.S.) Index and a peer group index?

     The following graph compares the cumulative total returns of the Company’s Common Stock with those of NASDAQ Market (U.S.) Index and the Home Health Care Services Group (SIC Number 8082) Index, a peer group index compiled by Media General Financial Services. The peer group includes approximately 25 companies, excluding the Company.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AMERICAN HOMEPATIENT, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

▪ $100 invested on 12/31/98 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

     The stock performance graph shown above is not deemed to be part of any document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company.

INDEPENDENT AUDITORS

     Who are the Company’s independent auditors?

     The Company’s audit committee has selected KPMG LLP (“KPMG”) as the Company’s principal independent accountant for the 2004 fiscal year. KPMG served as the Company’s principal independent account for the 2003 fiscal year. Representatives from KPMG are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. KPMG representatives are expected to be available to respond to appropriate questions.

     Effective October 7, 2003 the Board of Directors terminated, upon the recommendation of the audit committee, Deloitte & Touche LLP (“D&T”) as the Company’s independent auditors. Based on the recommendation of the Company’s audit committee, KPMG was appointed by the board of directors on October 10, 2003 to serve as the Company’s independent auditors for the fiscal year 2003. Prior to KPMG’s engagement, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     During the two year period ended December 31, 2002 and for the subsequent period through the date of D&T’s termination, there were no disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2002 and for the subsequent period through the date of D&T’s termination.

     The audit reports of D&T on the consolidated financial statements of the Company and subsidiaries as of and for the two years in the period ended December 31, 2002 expressed an unqualified opinion and included explanatory paragraphs relating to the restatement described in Note 15; the Company changing its method of accounting for goodwill and other intangible assets by adopting Statement of Financial Standards No. 142, Goodwill and Other Intangible Assets effective January 1, 2002, described in Note 4; the Company’s bankruptcy reorganization described in Note 2; and the Company’s ability to continue as a going concern described in Note 3. The Company provided D&T with a copy of the foregoing disclosures. A letter from D&T stating its agreement with such statements was filed with the SEC as Exhibit 16.1 to the Company’s current report on Form 8-K, dated as of October 17, 2003.

     Effective July 3, 2002 the Board of Directors terminated, upon the recommendation of the audit committee, Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors. Based on the recommendation of the Company’s audit committee, D&T was appointed by the board of directors on August 14, 2002 to serve as the Company’s independent auditors for the fiscal year 2002. Prior to D&T’s engagement, the Company did not consult D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     During the two year period ended December 31, 2001 and for the subsequent period through the date of Andersen’s termination, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2001 and for the subsequent period through the date of Andersen’s termination.

     The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the two years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the audit report for 2001 contained a going concern emphasis with respect to uncertainty about the Company’s ability to continue as a going concern. The Company provided Andersen with a copy of the foregoing disclosures. A letter from Andersen stating its agreement with such statements was filed with the SEC as Exhibit 16.1 to the Company’s current report on Form 8-K, dated as of July 3, 2002.

AUDITOR FEES

     What fees were paid to the Company’s independent auditors during fiscal years 2003 and 2002?

     The total fees incurred with our auditors for the fiscal years ended December 31, 2003 and December 31, 2002, were as follows:

     Audit Fees. For professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years, the Company was billed aggregate fees of approximately $495,000 and $91,000 by KPMG and D&T, respectively, for the fiscal year ended December 31, 2003, and approximately $692,000 by D&T, for the fiscal year ended December 31, 2002.

     Audit Related Fees. The Company did not engage its auditors for the provision of assurance and related services related to the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years other than those services included in the discussion of Audit Fees.

     Tax Fees. For professional services rendered for tax compliance, tax advice and tax planning, the Company was billed approximately $95,000 by D&T for the fiscal year ended

December 31, 2002. No such services were rendered for the fiscal year ended December 31, 2003.

     All Other Fees. For the fiscal year ended December 31, 2003, KPMG performed services related to the Company’s Sarbanes-Oxley compliance efforts totaling $55,000. D&T billed the Company other fees of approximately $138,000 for fiscal year 2003, which includes audit related fees incurred in connection with the audit of the Company’s 401(k) Savings Plan as of and for the year ended December 31, 2002 and the audits of the Company’s unconsolidated joint ventures as of and for the year ended December 31, 2002. For the fiscal year ended December 31, 2002, D&T billed the Company other fees of approximately $214,000. This amount includes audit related fees of $102,000 incurred in connection with the audit of the Company’s 401(k) Savings Plans as of and for the year ended December 31, 2001 and the audits of the Company’s unconsolidated joint ventures as of and for the year ended December 31, 2001.

     What is the Company’s policy with respect to approval of audit and non-audit services provided by the Company’s auditors?

     All the services described above were approved by our audit committee. In accordance with the charter of our audit committee and consistent with the policies of the SEC, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of the late filing of the respective Form 5’s of directors Blackstock, Furlong, and Millard for fiscal year 2002.

MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

Appendix A

Nominating and Corporate Governance Committee Charter

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

AMERICAN HOMEPATIENT, INC.

Organization

The Board of Directors shall designate annually a Nominating and Corporate Governance Committee comprised of three or more Directors, who may be removed by the Board of Directors in its discretion. The members of the Nominating and Corporate Governance Committee shall be “independent” as determined by the Board of Directors and in accordance with all applicable laws, rules, regulations and requirements. The Nominating and Corporate Governance Committee shall report regularly to the Board of Directors.

     A Chairman of the Nominating and Corporate Governance Committee shall be elected annually by the Board of Directors.

Purpose

     The purpose of the Nominating and Corporate Governance Committee is to (1) identify individuals qualified to serve on the Board of Directors, and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, (2) identify members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors, (3) develop and revise as appropriate corporate governance guidelines applicable to the Company and recommend such guidelines or revisions to the Board of Directors, (4) oversee the evaluation by the Board of Directors of itself and its committees, (5) oversee the evaluation of management, (6) identify individuals to serve as officers of the Company and recommend such individuals to the Board of Directors and (7) review with the Chief Executive Officer matters of management succession.

Meetings

     The Nominating and Corporate Governance Committee shall meet as often as it deems necessary or appropriate to carry out its responsibilities and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Nominating and Corporate Governance Committee members) in furtherance of such responsibilities. The Chairman of the Nominating and Corporate Governance Committee shall call meetings of the Nominating and Corporate Governance Committee, the Chairman of the Board or the President of the Company. All such meetings shall be held pursuant to the By-Laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company’s records.

Powers and Responsibilities

     The Nominating and Corporate Governance Committee shall:

     (1) Actively seek to identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors in accordance with the criteria established by the Committee from time to time. The Committee shall also consider written proposals for director nominees received from Company shareholders provided that such proposals include information sufficient to allow the Committee to consider the proposal. Such information shall include, but shall not be limited to, the name and age of the proposed nominee, the relevant experience of the proposed nominee, and the percentage of the Company’s stock that is owned by the stockholder making the proposal.

     (2) Identify qualified members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors. The Nominating and Corporate Governance Committee shall recommend removal of members of the board committees to the Board of Directors, as it determines necessary or appropriate. In addition, the Nominating and Corporate Governance Committee may designate a member of the Nominating and Corporate Governance Committee to attend the meetings of any other Board committee ex officio with the concurrence of the chairman of such other committee.

     (3) Develop corporate governance guidelines applicable to the Company and recommend such guidelines or revisions of such guidelines to the Board of Directors. The Nominating and Corporate Governance Committee shall review such guidelines at least annually and, when necessary or appropriate, recommend changes to the Board of Directors.

     (4) Review at least annually the charters of the committees of the Board of Directors and, when necessary or appropriate, recommend changes in such charters to the Board of Directors.

     (5) Oversee the annual evaluation by the Board of Directors of itself and its committees.

     (6) Oversee the evaluation of management generally.

     (7) Review with the Chief Executive Officer matters relating to management succession.

     (8) Identify individuals to serve as officers of the Company and recommend such individuals to the Board of Directors.

     (9) Monitor the development of best practices regarding corporate governance and take a leadership role in shaping the corporate governance of the Company.

     (10) Review and approve the requests of Management Directors and senior executives who report directly to the Chief Executive Officer seeking to accept invitations to serve on public company boards and committees thereof.

     (11) Assist the Board of Directors in determining director independence under applicable laws, rules and regulations.

     (12) Take such actions and make such determinations and recommendations as are required or advisable to comply with the rules of the Securities and Exchange Commission relating to nominating and governance committee functions and communications between the Board of Directors and shareholders.

Additional Powers and Responsibilities

     The Nominating and Corporate Governance Committee shall have the authority to engage and obtain advice and assistance from advisors, including independent or outside counsel, shall have authority to retain and/or terminate any search firm, including those used to identify individuals qualified to serve on the Board of Directors, and shall have the sole authority to approve the fees and other retention terms of any such engagement, as it determines is necessary or appropriate to carry out its duties. All related fees and costs of such advisors shall be paid promptly by the Company in accordance with its normal business practices. The Nominating and Corporate Governance Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Nominating and Corporate Governance Committee’s own performance during such past year. The Nominating and Corporate Governance Committee shall perform such other activities as the Nominating and Corporate Governance Committee or the Board of Directors may from time to time deem necessary or appropriate.

Appendix B

Audit Committee Charter

AUDIT COMMITTEE CHARTER

AMERICAN HOMEPATIENT, INC.

1. BACKGROUND.

     Pursuant to Section 141 of the Delaware General Corporation Law, and subject to the specific provisions of the corporation’s Bylaws, the Board of Directors (the “Board”) of American HomePatient, Inc. (the “Company”) may create one or more committees and each committee may consist of one or more members. All members of committees of the Board of Directors which exercise the powers of the Board must be members of the Board, and they serve at the pleasure of the Board of Directors.

2. ORGANIZATION.

     There shall be a committee of the Board known as the Audit Committee. The Audit Committee shall consist of at least three (3) directors, each of whom are independent of the management of the Company and are free of any relationship that could interfere with the exercise of independent judgment as Committee members. All members of the Audit Committee shall be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management experience or professional expertise. The Board shall appoint the Audit Committee members and its Chairperson, on recommendation of the Nominating Committee, and the Board shall review the appointments annually. The Audit Committee shall operate in accordance with the Bylaws of the Company.

3. PURPOSE.

     3.01 OVERSIGHT AND LIAISON. The Audit Committee shall engage in oversight of the Company’s financial reporting and internal controls. The Audit Committee acts as the Board’s liaison with the Company’s outside auditors, provides an independent, direct communication between the Board, the internal audit department and the independent accountants, and receives and reviews confidential and candid information with respect to the status of the Company’s financial condition and the effectiveness of its internal controls with respect to financial matters. The Company’s independent auditors will report to the Audit Committee. In discharging its responsibilities, the Audit Committee shall have direct access to the Company’s financial, legal and other advisors and staff. The Audit Committee shall also maintain open communications among the Board, the Company’s independent and internal auditors, and Company management.

     3.02 LIMITED SCOPE. This Charter is not intended to, and it does not, impose on the Audit Committee any duties other than those required by applicable law and regulations and applicable stock exchange rules. It is not the Audit Committee’s role or duty to conduct audits, to determine that the Company’s financial statements are complete and accurate, to resolve disputes between management and auditors, to otherwise act in the role of independent auditors, or to generally assure compliance with laws or regulations. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

4. POWERS.

     The Audit Committee has the authority to gather any information appropriate in fulfilling its responsibilities, and it has direct access to the independent auditors as well as all Company personnel. The Audit Committee has the power and authority to engage, at the Company’s expense, and subject to Board approval, accountants, legal counsel or other consultants, experts or advisors to assist the Audit Committee and to conduct independent investigations, as the Audit Committee considers necessary in the performance of its duties.

5. MEETINGS.

     The Audit Committee shall meet at least quarterly, or more frequently when appropriate or necessary. The Committee Chairperson shall prepare or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the director of the internal audit department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee should communicate with management and the independent auditors quarterly to discuss the Company’ s financial statements and any significant findings based upon the auditors’ limited review procedures.

6. COMMITTEE AUDIT RESPONSIBILITIES AND DUTIES.

     The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     When appropriate, the Audit Committee will, without limitation to the listed matters, engage in the following activities:

     6.01 REVIEW PROCEDURES.

     (1) Submit the Charter to the Board of Directors for approval, and review and reassess the adequacy of this Charter at least annually. Include the Charter as an appendix to the Company’s proxy statement at least every 3 years, in accordance with Securities and Exchange Commission (“SEC”) regulations.

     (2) Review the Company’s annual audited financial statements and discuss with management and the independent auditors all significant issues regarding accounting principles, practices and judgments, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, prior to filing or distribution of those statements. Specifically, review the results of each audit, including any qualifications in the independent auditors’ opinion, any related management letter, management’s responses to recommendations made by the independent auditors in connection with the audit, reports submitted to the Committee by the internal audit department that are material to the Company as a whole, and management’s responses to those reports. Also, the Committee should consider management’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and the independent auditor’s consideration of those judgments, and discuss any significant changes to the Company’s accounting principles. Recommend to the Board of Directors whether or not the audited financial statements should be included in the Company’s annual report on Form 10-K.

     (3) Require the independent auditors to perform timely reviews of the Company’s quarterly financial results prior to the release of earnings, and discuss the Company’s annual and quarterly financial statements with the independent auditors prior to filing or distribution.

     (4) Review periodic filings with the SEC; specifically, review Management’s Discussion and Analysis before publication in the annual and quarterly reports, and review the Statement of Management’s Responsibility for Financial Statements as signed by senior management and included in any published document.

     6.02 INDEPENDENT AUDITORS.

     (1) The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review and, when appropriate, approve the terms of engagement and the fees and other significant compensation to be paid to the independent auditors. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee shall also review the independence and performance of the auditors and annually recommend to the Board of Directors and approve the appointment of the independent auditors, or recommend and approve any discharge of auditors.

     (2) At least annually, the committee shall obtain and review a report by the independent auditors describing: i) the firm’s internal quality control procedures; ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and iii) all relationships between the independent auditor and the Company (to assess the auditor’s independence).

     (3) The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

     (4) The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

     (5) The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

     (6) Meet with the independent auditors and financial management of the Company during the planning of each annual audit to review the audit plan and to discuss the scope of the audit, staffing, locations, reliance upon management, and the internal and general audit procedures to be used, and accounting principles and practices to be followed when preparing the Company’s financial statements.

     (7) When necessary or appropriate, meet with the internal and independent auditors without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     (8) In consultation with the Company’s independent auditors and the senior internal audit executive, review and consider the adequacy and effectiveness of the Company’s internal accounting and financial controls in order to ensure that these controls are designed to provide reasonable assurance that the Company’s publicly reported financial statements are presented fairly and in conformity with generally accepted accounting principles. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

     6.03 INTERNAL AUDIT AND LIMITED LEGAL COMPLIANCE.

     (1) Review the appointment, performance and termination or replacement of the Company’s senior internal audit executive.

     (2) Review the internal audit function of the Company, including the independence and authority of its participants and their reporting obligations, the proposed internal audit plans for the coming year, and the coordination of those plans with the external audit.

     (3) Receive, at least annually, a summary of findings from completed internal audits and an internal audit progress report, with explanations for any deviations from the original plan, and review significant reports prepared by the internal audit department, together with management’s responses and follow-up to the reports.

     (4) Whenever appropriate, at least annually, review with the Company’s legal counsel any inquiries received from regulators or governmental agencies and any legal matters or proceedings that could have a significant impact on the Company’s financial statements or its compliance with applicable laws and regulations.

     6.04 OTHER DUTIES.

     (1) Report annually through the Board to the shareholders, in the Company’s annual proxy statement, the existence of the Audit Committee, the responsibilities assigned to it by the Board, the independence of its members and the manner in which the Committee has fulfilled its duties, as required by the SEC.

     (2) Annually review a summary of directors’ and officers’ related- party transactions and potential conflicts of interest, and review policies and procedures, as well as any specific audit results, associated with directors’ and officers’ expense accounts and perquisites.

     (3) Review the procedures established to monitor compliance by the Company with any loan and indenture covenants and restrictions.

     (4) The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

     (5) The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

     (6) Maintain minutes of meetings and periodically report to the Board of Directors on significant Audit Committee activities.

7. EFFECTIVE DATE AND CHARTER AMENDMENTS.

     This Charter is effective as of the date it is adopted by the Board, and it will remain in effect until modified, superseded or cancelled by appropriate Board action. In accordance with the Charter and Bylaws of the Company, this Charter may be amended at any time by the Board.

PROXY
AMERICAN HOMEPATIENT, INC.
PROXY

Annual Meeting of Stockholders, June 2, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Marilyn A. O’Hara as proxy, with power of substitution, to vote all shares of the undersigned at the annual meeting of the stockholders of American HomePatient, Inc., to be held on June 2, 2004, at 9:00 a.m. Central Daylight Time, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)	ELECTION OF CLASS 1 DIRECTORS

☐	FOR the nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote “FOR” all nominees and strike a line through the nominee’s name in the list below.)

Henry T. Blackstock                W. Wayne Woody

(2)	In their discretion, on such other matters as may properly come before the meeting.

☐ FOR DISCRETION                ☐ AGAINST DISCRETION                ☐ ABSTAIN

(Continued on reverse side)

(Continued from other side)

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF CLASS 1 DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2004

Dated:	, 2004

Signatures of Stockholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

AMERICAN HOMEPATIENT, INC.

5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018